Exhibit 99.2
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9
Purpose of Substitute Form W-9. A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (“TIN”) to report, for example, income paid to you. Use this Substitute Form W-9 only if you are a U.S. person (including a resident alien) to provide your correct TIN to the person requesting it (the “payer”) and, when applicable, to:
•	Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

•	Certify that you are not subject to backup withholding, or

•	Claim exemption from backup withholding if you are a U.S. exempt payee.
For federal tax purposes, you are considered a U.S. person if you are:
•	An individual who is a U.S. citizen or U.S. resident alien,

•	A partnership, corporation, company or association created or organized in the United States or under the laws of the United States,

•	An estate (other than a foreign estate), or

•	A domestic trust (as defined in section 301.7701-7 of the Treasury Regulations).
If you are a foreign person, do not use this Substitute Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).
Guidelines for Determining the Proper Name to Give the Payer.
     Individuals. If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your Social Security card, and your new last name. If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part 1 of the Substitute Form W-9.
     Sole Proprietor. If you are a sole proprietor, enter your individual name as shown on your income tax return on the “Name” line. You may enter your business, trade, or “doing business as” name on the “Business Name” line.
     Limited Liability Company (LLC). Check the “Limited liability company” box only and enter the appropriate code for the tax classification (“D” for disregarded entity, “C” for corporation, “P” for partnership) in the space provided.
     For a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under section 301.7701-3 of the Treasury Regulations, enter the owner’s name on the “Name” line. Enter the LLC’s name on the “Business Name” line.
     For an LLC classified as a partnership or a corporation, enter the LLC’s name on the “Name” line and any business, trade or “doing business as” name on the “Business Name” line.
     Other Entities. Enter your business name as shown on required federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or “doing business as” name on the “Business Name” line.
     Note. You are requested to check the appropriate box for your status (individual/sole proprietor, corporation, etc.)

Guidelines for Determining the Proper Identification Number to Give the Payer. Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

For this type of account:
1.	Individual

2.	Two or more individuals (joint account)

3.	Husband and wife (joint account)

4.	Custodian account of a minor (Uniform Gift to Minors Act)

5.	Adult and minor (joint account)

6.	Account in the name of guardian or committee for a designated ward, minor, or incompetent person
7.	a.	The usual revocable savings trust (grantor is also trustee)

	b.	So-called trust account that is not a legal or valid trust under State law
8.	Sole proprietorship or disregarded entity owned by an individual
Give the SOCIAL SECURITY number of:
The individual

The actual owner of the account or, if combined funds, the first individual on the account(1)

The actual owner of the account or, if joint funds, the first individual on the account(1)

The minor(2)

The adult or, if the minor is the only contributor, the minor(1)

The ward, minor, or incompetent person(3)

The grantor-trustee(1)

The actual owner(1)

The owner (4)

For this type of account:
9.	Sole proprietorship or single-owner LLC account not owned by an individual

10.	A valid trust, estate or pension trust

11.	Corporation or LLC electing corporate status on Form 8832

12.	Association, club, religious, charitable, educational or other tax-exempt organization

13.	Partnership or multi-member LLC not electing corporate status on Form 8832

14.	A broker or registered nominee

15.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments
Give the EMPLOYER IDENTIFICATION number of:
The owner

Legal entity (5)

The corporation or LLC

The organization

The partnership or LLC

The broker or nominee

The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s Social Security number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s Social Security number.

(3)	Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s social security number.

(4)	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your Social Security number or your employer identification number (if you have one), but the IRS encourages you to use your Social Security number.

(5)	List first and circle the name of the legal trust, estate, or pension trust. Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.

Note:	If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9
Obtaining a Number
     If you don’t have a taxpayer identification number (TIN) or you don’t know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration, online at www.ssa.gov, or the Internal Revenue Service and immediately apply for a number. You can apply for an employer identification number online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. If you do not have a TIN, write “Applied For” in Part 1 and mark “Awaiting TIN” in Part 4 of the Substitute Form W-9, sign and date the form in Part 3 and the Certificate of Awaiting Taxpayer Identification Number and return the form to the payer.
     Note: Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.
     Caution. A disregarded entity that has a foreign owner must use the appropriate Form W-8.
Payees Exempt from Backup Withholding
     Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.
     Payees specifically exempted from backup withholding on ALL payments include the following:
•	An organization exempt from tax under section 501(a) of the Internal Revenue Code (“Code”), or an individual retirement plan.

•	The United States or any agency or instrumentality thereof.

•	A state, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

•	A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

•	An international organization or any agency, or instrumentality thereof.
Other payees that may be exempt from backup withholding include:
•	A corporation.

•	A financial institution.

•	A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

•	A real estate investment trust.

•	A common trust fund operated by a bank under section 584(a) of the Code.

•	An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1) of the Code.

•	An entity registered at all times during the year under the Investment Company Act of 1940.

•	A foreign central bank of issue.

•	A middleman known in the investment community as a nominee or custodian.
If you are exempt from backup withholding, enter your name, check the “Exempt from Backup Withholding” box in Part 2, sign and date the Substitute Form W-9.
     Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
•	Payments to nonresident aliens subject to withholding under section 1441 of the Code.

•	Payments to partnerships not engaged in a trade or business in the U.S. and that have at least one nonresident alien partner.

•	Payments of patronage dividends not paid in money.

•	Payments made by certain foreign organizations.
     Payments of interest not generally subject to backup withholding include the following:
•	Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•	Payments described in section 6049(b)(5) of the Code to non-resident aliens.

•	Payments on tax-free covenant bonds under section 1451 of the Code.

•	Payments made by certain foreign organizations.
     If you are exempt from backup withholding, you should still complete Substitute Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR CORRECT TIN IN PART 1 OF THE FORM, MARK “EXEMPT FROM BACKUP WITHHOLDING” IN PART 2 OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.
     Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, and 6050N of the Code.
     PRIVACY ACT NOTICE. Section 6109 of the Code requires most recipients of dividends, interest, or other payments to give a correct TIN to payers who must report the payments to the IRS. The IRS uses the TIN for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws. We may also disclose this information to other countries under a tax treaty, to federal and state agencies and to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. Payers must be given the TIN whether or not recipients are required to file tax returns. Payers must generally withhold 28% from taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.
Penalties
     (1) Penalty for Failure to Furnish TIN. If you fail to furnish your correct TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
     (2) Civil Penalty For False Information With Respect To Withholding. If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

     (3) Criminal Penalty For Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
     (4) Misuse of TINs. If the payer discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

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